UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Elevation Oncology, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40523	84-1771427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1900 Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

(716) 371-1125

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 8, 2025, Elevation Oncology, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Concentra Biosciences, LLC, a Delaware limited liability company (“Concentra”), and Concentra Merger Sub VI, Inc., a Delaware corporation and a wholly owned subsidiary of Concentra (“Merger Sub”). The Merger Agreement provides for, among other things: (i) the acquisition of all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”) by Concentra through a cash tender offer (the “Offer”) by Merger Sub, for a price per share of the Common Stock of (A) $0.36 in cash (the “Cash Amount”), subject to applicable tax withholding and without interest; plus (B) one contingent value right (a “CVR”) (such amount being the “CVR Amount” and the Cash Amount plus the CVR Amount, collectively being the “Offer Price”) and (ii) the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger.

The Company’s Board of Directors (the “Board”), has unanimously: (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement and the CVR Agreement (as defined below) (collectively, the “Transactions”) are fair to, and in the best interest of, the Company and its stockholders; (ii) approved and declared advisable the Merger and the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions; (iii) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and that the Merger shall be consummated as soon as practicable following the Offer Closing Time (as defined in the Merger Agreement); and (iv) recommended that the Company’s stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, Concentra is required to commence the Offer as promptly as practicable, and in any event no later than 10 business days after the date of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of Common Stock: (i) each outstanding share of Common Stock, other than any shares of Common Stock held in the treasury of the Company, owned by Concentra, Merger Sub or any other subsidiary of Concentra, or by any stockholders of the Company who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price without interest, less any applicable withholding taxes; (ii) each option to purchase shares of Common Stock from the Company (“Company Stock Options,” and each, a “Company Stock Option”) shall be accelerated and (A) each Company Stock Option that has an exercise price per share that is less than the Cash Amount (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option will be entitled to receive in consideration of the cancellation of such In-the-Money Option (x) an amount in cash without interest, less any applicable tax withholding, equal to the product obtained by multiplying (1) the excess of the Cash Amount over the exercise price per share of Common Stock underlying such In-the-Money Option by (2) the number of shares of Common Stock underlying such In-the-Money Option as of immediately prior to the Effective Time and (y) one CVR for each share of Common Stock underlying such In-the-Money Option, and (B) each Company Stock Option that has an exercise price per share that is equal to or greater than the Cash Amount that is then outstanding will be cancelled for no consideration; and (iii) the vesting for each restricted stock unit of the Company (“Company Restricted Stock Units,” and each, a “Company Restricted Stock Unit”) shall be accelerated and each Company Restricted Stock Unit that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled Company Restricted Stock Unit will be entitled to receive in consideration of the cancellation of such Company Restricted Stock Unit (A) an amount in cash without interest, less any applicable tax withholding, equal to the Cash Amount and (B) one CVR. In addition, at the Effective Time, the holders of the Company's outstanding warrants to purchase 22,050,000 shares of Common Stock issued in connection with those certain Common Stock Purchase Warrant Agreements, dated as of June 13, 2023, among the Company and the purchasers identified therein, will be entitled to receive an amount in cash equal to the Black Scholes Value (as defined in such Warrant Agreements).

Merger Sub’s obligation to accept shares of Common Stock tendered in the Offer is subject to conditions, including: (i) that the number of shares of Common Stock validly tendered (and not properly withdrawn) prior to the expiration of the Offer (excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository,” as such terms are defined by Section 251(h) of the DGCL) that, when considered together with all other shares of the Company Common Stock (if any) owned by Merger Sub and its “affiliates” (as defined in Section 251(h)(6)(a) of the DGCL, including Concentra), equals at least one share more than 50% of all shares of Common Stock then issued and outstanding as of the expiration of the Offer; (ii) the absence of any Legal Restraint (as defined in the Merger Agreement) in effect preventing or prohibiting the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or the CVR Agreement; (iii) the accuracy of the representations and warranties made by the Company in the Merger Agreement, subject to specified materiality qualifications and exceptions; (iv) compliance by the Company with its covenants under the Merger Agreement in all material respects; and (v) the Closing Net Cash (as defined in the Merger Agreement) shall be no less than $26.4 million. The obligations of Concentra and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Concentra, pursuant to the procedure provided for under Section 251(h) of the DGCL, without any additional Company stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Merger Sub of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains representations and warranties from both the Company, on the one hand, and Concentra and Merger Sub, on the other hand, customary for a transaction of this nature. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between the date of the Merger Agreement and the closing of the Merger.

The Merger Agreement contains customary termination rights for both Concentra and Merger Sub, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before September 6, 2025. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including in connection with the Company’s entry into an agreement with respect to a superior proposal, the Company will be required to pay Concentra a termination fee of $1.2 million. If Concentra terminates the Merger Agreement due to the Company having Closing Net Cash of less than $26.4 million, the Company will be required to reimburse expenses incurred by Concentra up to a maximum amount of $0.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement and the foregoing description thereof has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Concentra, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Concentra and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Concentra and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Concentra, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Limited Guaranty

Concurrently with the execution of the Merger Agreement and the CVR Agreement, and as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, Tang Capital Partners, LP, a Delaware limited partnership, has delivered to the Company a duly executed limited guaranty, dated as of the date of the Merger Agreement, in favor of the Company, in respect of certain of Concentra and the Merger Sub’s obligations arising under, or in connection with, the Merger Agreement and CVR Agreement. Certain obligations under the Limited Guaranty are subject to a cap of $21.4 million, plus certain enforcement costs, under the Merger Agreement and an amount equivalent to the CVR Proceeds (as defined in the CVR Agreement), plus certain enforcement costs, under the CVR Agreement.

Contingent Value Rights Agreement

At or prior to the time at which Merger Sub first irrevocably accepts for purchase the shares of Common Stock tendered in the Offer, Concentra and Merger Sub expect to enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”) and a representative, agent and attorney-in-fact of the holders of CVRs. Each CVR will represent a contractual right to receive contingent cash payments equal to: (i) 100% of the amount by which Closing Net Cash (as finally determined pursuant to the Merger Agreement) exceeds $26.4 million, adjusted for any claims Concentra reasonably determines to be valid that arise prior to 30 days following the Merger Closing Date (as defined in the Merger Agreement) and that are not accounted for in such Closing Net Cash; and (ii) 80% of the Net Proceeds (as defined in the CVR Agreement), if any, from any sale, transfer, license or other disposition (each, a “Disposition”) by Concentra or any of its affiliates, including the Company after the Merger, of all or any part of the Company’s product candidate known as EO-1022, a HER3 antibody-drug conjugate (ADC) (the “CVR Product”), that occurs within the period beginning on the Merger Closing Date and ending on the first (1st) anniversary following the Merger Closing Date (the “Disposition Period”), and such Gross Proceeds (as defined in the Merger Agreement) are received by the fifth (5th) anniversary of the Merger Closing Date. In the event that no CVR Proceeds are achieved by the fifth (5th) anniversary of the Merger Closing Date, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. Concentra shall, and shall cause its subsidiaries, including the Company after the Merger, to use Commercially Reasonable Efforts (as defined in the CVR Agreement) to, among other things, during the Disposition Period: (i) enter into one or more agreements for a Disposition as soon as practicable following the Effective Time; (ii) continue to seek partnerships or investments for the CVR Product; and (iii) continue the CMC Activities (as defined in the Merger Agreement).

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the U.S. Securities and Exchange Commission (the “SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Concentra, any constituent corporation party to the Merger or any of their respective affiliates.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of CVR Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The CVR Agreement and the foregoing description thereof has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Concentra, Merger Sub or their respective subsidiaries and affiliates. The CVR Agreement contains representations and warranties by the Company, on the one hand, and Concentra and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the CVR Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the CVR Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Concentra and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the CVR Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Concentra, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the CVR Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreements

In connection with the execution of the Merger Agreement, Concentra and Merger Sub entered into tender and support agreements (the “Support Agreements”) with the Company’s directors and officers and certain affiliated stockholders of the Company. The Support Agreements provide that, among other things, those parties irrevocably tender the shares of Common Stock held by them in the Offer, upon the terms and subject to the conditions of such agreements. The shares of Common Stock subject to the Support Agreements comprise approximately 5.1 % of the outstanding shares of Common Stock. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or if the Board votes to approve a superior proposal.

The form of the Support Agreement is included herein as Exhibit D to Exhibit 2.1 attached hereto and is incorporated herein by reference. The foregoing description of the Support Agreements is qualified in its entirety by reference to the full text thereof.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

CEO Transition

In connection with the Merger, the Company terminated the employment of Joseph J. Ferra, Jr., as the Company’s President, Chief Executive Officer, effective as of June 30, 2025 (the “Separation Date”), without cause. In connection with the termination, Mr. Ferra resigned from his position as a member of the Board, effective as of the Separation Date.

In connection with Mr. Ferra’s departure, the Company entered into a transition and separation agreement with Mr. Ferra (the “Ferra Separation Agreement”). Pursuant to the Ferra Separation Agreement, Mr. Ferra will receive the following: (i) an amount equal to 12 months of his base salary as of the Separation Date, payable in a cash lump-sum; (ii) to the extent Mr. Ferra timely elects to receive continued coverage under our group-healthcare plans, the Company will continue to pay the full amount of his premium payments for such continued coverage for a period ending on the earlier of (x) 12 months following the Separation Date and (y) the date that he become eligible for coverage under another employer’s plans; and (iii) accelerated vesting of his equity awards as if an additional 12 months of vesting had occurred for any outstanding and unvested awards as of the Separation Date. Further, in the event that a “change of control” of the Company (which includes the closing of the Merger) occurs within six months of the Separation Date, then, upon the change of control, Mr. Ferra will be entitled to: (i) an additional 6 months of severance plus 150% of his then-current annual target bonus opportunity, payable in a cash lump-sum; (ii) a cash lump sum equal to 18 months of premium payments minus the number of premium payments already made between the Separation Date and the change in control; (iii) a transaction bonus of $400,000; and (iv) 100% vesting acceleration of all then-unvested and outstanding equity awards. The Ferra Separation Agreement also contains a general release of claims by Mr. Ferra.

The Company expects that Mr. Ferra will continue to assist the Company as a consultant after the Separation Date in order to support the transition of his responsibilities.

The Ferra Separation Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary is qualified entirely by reference to the full text of the Ferra Separation Agreement.

President and Interim CEO Appointment

Effective as of the Separation Date, the Board appointed Tammy Furlong, age 54, the Company’s Chief Financial Officer and Principal Financial and Accounting Officer, to succeed Mr. Ferra as President and Interim Chief Executive Officer (“Interim CEO”). Ms. Furlong will also remain as the Company’s Chief Financial Officer and Principal Financial and Accounting Officer.

Ms. Furlong has served as the Company’s Chief Financial Officer and Principal Financial and Accounting Officer since July 2023. Ms. Furlong previously served as the Company’s Vice President of Finance and Accounting from April 2021 to July 2023. Prior to joining the Company, Ms. Furlong served as a finance consultant from September 2018 to March 2021, where she focused on capital raising, strategic transactions and finance operations for multiple biotechnology and pharmaceutical companies. Ms. Furlong is a certified public accountant and received a B.S. in Accounting from Adelphi University and an M.B.A from Bentley University.

There are no arrangements or understandings between Ms. Furlong and any other persons, pursuant to which she was appointed as President and Interim CEO and principal executive officer, no family relationships among any of the Company’s directors or executive officers and Ms. Furlong and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Furlong is also party to the Company’s standard form of indemnification agreement. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Form S-1/A filed by the Company with the SEC on June 21, 2021, and incorporated by reference herein.

Transaction Bonus

On June 8, 2025, the Compensation Committee of the Board approved a one-time cash bonus payment to Ms. Furlong (the “Furlong Transaction Bonus”), in an amount equal to $600,000, less withholdings and deductions, provided that Ms. Furlong remain employed by the Company in good standing on the closing of the Merger. The Furlong Transaction Bonus will be paid in a cash lump sum at the closing of the Merger.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for each proposal considered at the Annual Meeting are set forth below. For more information on the proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 24, 2025.

Proposal 1: By the following vote, the following three persons were elected to serve as Class I directors until the Company’s 2028 annual meeting of stockholders and until such time as their successor has been duly elected and qualified or until their earlier resignation or removal:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
R. Michael Carruthers	10,920,550	6,871,238	22,056,143
Julie M. Cherrington, Ph.D.	10,638,797	7,152,991	22,056,143
Joseph J. Ferra, Jr.	11,407,466	6,384,322	22,056,143

Proposal 2: By the following vote, the stockholders ratified the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
38,802,057	437,860	608,014	0

Proposal 3: By the following vote, the stockholders approved for the Board to implement, at the Board's discretion, an amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of its outstanding shares of common stock at a ratio of any whole number between 1-for-10 and 1-for-50, with the exact ratio to be determined by the Board, prior to December 31, 2025, subject to the Board’s authority to abandon such amendment (without further action by the Company’s stockholders):

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
30,753,362	8,952,458	142,111	0

Proposal 4:  By the following vote, the stockholders approved an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of Proposal 3:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
31,556,308	8,255,833	35,790	0

Item 7.01	Regulation FD Disclosure.

On June 9, 2025, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Additional Information and Where to Find It

The Offer described in this communication has not yet commenced, and this communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities, nor is it a substitute for the tender offer materials that Concentra and Merger Sub will file with the SEC on commencement of the Offer. On the commencement date of the Offer, Concentra and Merger Sub will file with the SEC a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. The Offer to purchase the outstanding shares of Common Stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “SEC Filings” subsection of the Company’s website at https://investors.elevationoncology.com. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference herein. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, the Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Company with the SEC for free on the SEC’s website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s beliefs and expectations and statements about the Offer, the Merger and the other Transactions, the ability to complete the transactions contemplated by the Merger Agreement, including the ability to satisfy the conditions to the consummation of the Offer contemplated thereby and the other conditions set forth in the Merger Agreement, the timing of the Transactions, the potential effects of the proposed Transactions on the Company and the potential payment of proceeds to the Company’s stockholders, if any, pursuant to the CVR Agreement. These statements may be identified by their use of forward-looking terminology including, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” and “would,” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions set forth in the Merger Agreement may not be satisfied or waived, including uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the risk that the Transactions may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; significant costs associated with the proposed Transactions; the risk that any stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; the risk that activities related to the CVR Agreement may not result in any value to the Company’s stockholders; and other risks and uncertainties discussed in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 6, 2025 as well as in the Company’s subsequent filings with the SEC. As a result of such risks and uncertainties, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. There can be no assurance that the proposed Transactions will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements.

The forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit
2.1+	Agreement and Plan of Merger, dated June 8, 2025, by and among Concentra Biosciences, LLC, Concentra Merger Sub VI, Inc. and Elevation Oncology, Inc.
10.1	Form of Contingent Value Rights Agreement by and between Concentra Biosciences, LLC, Concentra Merger Sub VI, Inc., and a wholly owned Subsidiary of Concentra Biosciences, LLC
99.1	Ferra Separation Agreement
99.2	Press Release of Elevation Oncology, Inc. dated June 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevation Oncology, Inc.

Date: June 9, 2025	By:	/s/ Tammy Furlong
Tammy Furlong
Chief Financial Officer